Exhibit 99.1

MSC | BUILT TO MAKE YOU BETTER®

MSC INDUSTRIAL DIRECT CO., INC.
515 BROADHOLLOW ROAD, SUITE 1000
MELVILLE, NY 11747-3705

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET

Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., Eastern Time, on [TBD], 2023 for shares held directly. Vote by 11:59 p.m., Eastern Time, on [TBD], 2023 for shares held in the MSC Industrial Direct 401(k) Plan. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MSM2023SM

You may attend the meeting virtually via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and then follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m., Eastern Time, on [TBD], 2023 for shares held directly. Vote by 11:59 p.m., Eastern Time, on [TBD], 2023 for shares held in the MSC Industrial Direct 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by MSC Industrial Direct Co., Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V22306-S72682 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MSC INDUSTRIAL DIRECT CO., INC.

MSC's Board of Directors recommends that you vote "FOR" Proposal Nos. 1, 2, 3 and 4.

	For	Against	Abstain
Proposal No. 1: Approval of the Reclassification Proposal To approve and adopt provisions of the Restated Certificate of Incorporation that will effectuate the Reclassification Proposal described in the Proxy Statement.	☐	☐	☐
Proposal No. 2: Approval of the Voting Standard Amendment Proposal To approve and adopt provisions of the Restated Certificate of Incorporation that will effectuate the Voting Standard Amendment described in the Proxy Statement.	☐	☐	☐
Proposal No. 3: Approval of the Majority Voting Proposal To approve and adopt the provisions of the Restated Certificate of Incorporation that will effectuate the Majority Voting Proposal described in the Proxy Statement.	☐	☐	☐
Proposal No. 4: The Adjournment Proposal To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Reclassification Proposal at the time of the Special Meeting.	☐	☐	☐

Authorized Signatures – Sign and Date Below – This section must be completed for your vote to be counted.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Please note there are two proxy cards, one for Class A Stockholders and one for Class B Stockholders. Stockholders who receive a Class A proxy card and a Class B proxy card must vote the shares represented by each card separately.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of 2023 Special Meeting and Proxy Statement are available at
https://investor.mscdirect.com/annual-reports.

V22307-S72682

MSC INDUSTRIAL DIRECT CO., INC.

2023 SPECIAL MEETING OF SHAREHOLDERS
[TBD], 2023
THIS PROXY IS SOLICITED ON BEHALF OF MSC'S BOARD OF DIRECTORS

The undersigned hereby appoint(s) John Chironna and Neal Dongre, and each of them, as attorneys-in-fact, with full power of substitution, to vote all shares of Class A Common Stock, par value $0.001 per share of MSC Industrial Direct Co., Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the 2023 Special Meeting of Shareholders of the Company to be held at [TBD][a.m./p.m.], Eastern Time, on [TBD], 2023 via live audio webcast at www.virtualshareholdermeeting.com/MSM2023SM, and any adjournment or postponement thereof, and, without limiting the generality of the power hereby conferred, the proxy holders are specifically directed to vote as indicated on the reverse side.

For participants in the MSC Industrial Direct 401(k) Plan, this card constitutes voting instructions to T. Rowe Price Trust Company or its successor, as trustee under the MSC Industrial Direct 401(k) Plan. The undersigned, if a participant in the MSC Industrial Direct 401(k) Plan, directs T. Rowe Price Trust Company, Directed Trustee, to vote all shares of Class A Common Stock of the Company allocated to his or her account, as specified on the reverse side, at the 2023 Special Meeting of Shareholders, or any adjournment or postponement thereof. Voting instructions to the trustee of the MSC Industrial Direct 401(k) Plan must be received by [TBD], 2023.

All shares of the Company's common stock registered in your name and/or held for your benefit in the MSC Industrial Direct 401(k) Plan are shown on this card. The shares represented hereby will be voted in accordance with the directions given by the shareholder. If a properly signed proxy is returned without choices marked, and if not otherwise directed, the shares represented by this proxy registered in your name will be voted "FOR" Proposal Nos. 1, 2, 3 and 4, Regarding the MSC Industrial Direct 401(k) Plan, if an unsigned direction card or a properly signed direction card without choices marked is returned, or no direction card is received, the shares represented by those direction cards will not be voted.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY INTERNET OR PHONE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE